EXHIBIT 11



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm and to the use of our report dated August 21, 2001 in the Post Effective Amendment Number 8 of the WWW Trust.

Berge & Company LTD

/S/ BERGE & COMPANY LTD

Cincinnati, Ohio
October 31, 2001